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                                                                   EXHIBIT 10.95

                                DENAMERICA CORP.

                             STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT ("Agreement") is made as of the 29th day of March, 1996, by and between DENAMERICA CORP., a Georgia corporation formerly known as American Family Restaurants, Inc., ("DenAmerica"), and WILLIAM
G. COX ("Cox").

                  WHEREAS, Cox and DenAmerica have entered into an Employment Agreement as of December 8, 1995 (the "Employment Agreement"), whereby Cox will serve as the Chief Operating Officer of DenAmerica;

                  WHEREAS, the Employment Agreement provides that DenAmerica will grant to Cox an option to purchase shares of the common stock of DenAmerica (the "Stock");

                  WHEREAS, DenAmerica considers it desirable and its best interest that Cox be given an inducement to acquire a proprietary interest in DenAmerica and added incentive to advance the interest of DenAmerica by possessing an option to purchase shares of Stock.

                  NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed by and between the parties as follows:

                  1. GRANT OF OPTION. Subject in all respects to the terms, conditions and provisions of this Agreement, DenAmerica grants to Cox, as of the date of this Agreement (the "Grant Date"), the right, privilege and option (the "Option") to purchase 300,000 shares of Stock (the "Optioned Shares").

                  2. OPTION PRICE. The purchase price (the "Option Price") of the Optioned Shares is as follows:

                     (a) The Option Price of 60,000 of the Optioned Shares (the "Initial Option") is $3.00 per share of Stock.

                     (b) The Option Price of the remaining 240,000 Optioned Shares (the "Vesting Options") is $4.00 per share of Stock.

                  3. VESTING OF OPTION. Optioned Shares that have vested may be acquired in accordance with the terms of this Agreement at any time, and from time to time, in whole or in part, until the Option expires as provided in
Section 5 hereof. The time at which the Optioned Shares vest and the Cox or his permitted assignee(s) (each, an "Optionholder") may thereafter exercise this Option with respect to such Optioned Shares shall be as follows:
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                     (a) The Initial Option shall vest and become exercisable
immediately.

                     (b) The Vesting Options shall vest and become exercisable on the following dates, provided that Cox is employed by DenAmerica pursuant to the Employment Agreement on each such date:

                                                       NUMBER OF OPTIONS
               DATE                                 VESTED AND EXERCISABLE
               ----                                 ----------------------
          March 29, 1997                                    60,000
          March 29, 1998                                    60,000
          March 29, 1999                                    60,000
          March 29, 2000                                    60,000

Notwithstanding the foregoing, all Vesting Options shall vest and become exercisable immediately upon the termination of Cox's employment for any reason other than (i) voluntary termination by Cox pursuant to the Employment Agreement; (ii) death; (iii) disability; or (iv) "for cause," as that term is defined in the Employment Agreement.

                  4. EXERCISE OF OPTION. All or any portion of the vested Optioned Shares may be purchased by an Optionholder upon written notice to DenAmerica, addressed to DenAmerica at its principal place of business. Such notice shall be signed by the Optionholder and shall state the election to exercise the Option and the number of Optioned Shares with respect to which it is being exercised. Such notice shall be accompanied by payment in full of the Option Price for the number of shares of Stock being purchased. Payment may be made in cash or by check or by tendering duly endorsed certificates representing shares of Stock then owned by the Optionholder. In the sole discretion of DenAmerica, an Optionholder may be provided with the election to pay for the Option Price by having DenAmerica withhold, from the Stock otherwise issuable, a portion of those shares of Stock with an aggregate fair market value equal to that portion of the Option Price designated by the Optionholder (not to exceed 100 percent of the Option Price). Upon the exercise of the Option, DenAmerica shall deliver, or cause to be delivered, to the Optionholder a certificate or certificates representing the net shares of Stock purchased upon such exercise as soon as practicable after payment for those shares has been received by DenAmerica. All shares that are purchased and paid for in full upon exercise of the Option shall be fully paid and non-assessable.

                  5. TERMINATION OF OPTION. This Option, to the extent not previously exercised, shall terminate upon the tenth anniversary of the Grant Date, or as otherwise set forth in this Agreement.

                  6. TERMINATION OF COX. If Cox' employment with DenAmerica is terminated pursuant to the Employment Agreement, or as a result of the death or disability of Cox, all Optioned Shares that are vested shall be exercisable for a period of 30 days (one year in the case of a termination as the result of the death or disability of Cox) after the expiration of the

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Employment Period (as defined in the Employment Agreement) or until the stated
expiration date of the Option, whichever occurs first, by an Optionholder in accordance with Section 4 hereof. Notwithstanding the foregoing, if Cox is terminated "for cause" (as defined in the Employment Agreement), the Option granted hereunder shall become immediately void and no longer exercisable.

                  7. NO PRIVILEGE OF STOCK OWNERSHIP. The Optionholder shall not have any of the rights of a stockholder with respect to the Optioned Shares until such Optionholder shall have exercised the option, paid the Option Price, and received a stock certificate for the purchased shares of Stock.

                  8. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Option and the issuance of the Stock upon such exercise shall be subject to compliance by DenAmerica and each Optionholder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange in which the shares of the Stock may be listed at the time of such exercise and issuance. In connection with the exercise of an Option hereunder, an Optionholder shall execute and deliver to DenAmerica such representations in writing as may be requested by DenAmerica in order for it to comply with applicable requirements of federal and state securities laws.

                  9. LIABILITY OF DENAMERICA. The inability of DenAmerica to obtain approval from any regulatory body having authority deemed by DenAmerica to be necessary to the lawful issuance and sale of any Stock pursuant to this Agreement shall relieve DenAmerica of any liability with respect to the nonissuance or sale of the Stock as to which such approval shall not have been obtained. DenAmerica, however, shall use its best efforts to obtain all such approvals.

                  10. CAPITAL ADJUSTMENTS. The number of Optioned Shares shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Stock of DenAmerica resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without DenAmerica's receipt of consideration therefor in money, services or property.

                  11. MERGERS, ETC. If DenAmerica is the surviving corporation in any merger or consolidation (not including a Corporate Transaction), the Option granted herein shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option or Award would have been entitled prior to the merger or consolidation.

                  12. CORPORATE TRANSACTION. In the event of stockholder approval of a Corporate Transaction, as defined below, all unvested Options shall automatically accelerate and immediately vest so that each outstanding Option shall, one week prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Optioned Shares. Upon the consummation of any Corporate Transaction, all Options shall, to the extent not

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previously exercised, terminate and cease to be outstanding. "Corporate
Transaction" shall mean (a) a merger or consolidation in which DenAmerica is not the surviving entity or (b) any reverse merger in which DenAmerica is the surviving entity.

                  13. ASSIGNMENT. The right to acquire Stock under this Agreement may not be assigned, encumbered or otherwise transferred by an Optionholder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

                  14. SECURITIES RESTRICTIONS

                      (a) LEGEND ON CERTIFICATES. All certificates representing shares of Stock issued hereunder shall be endorsed with a legend reading as follows:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE `RESTRICTED SECURITIES' AS DEFINED BY RULE 144 UNDER THAT ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, AN OPINION OF COUNSEL FOR THIS COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

                      (b) PRIVATE OFFERING FOR INVESTMENT ONLY. If the shares to be issued to an Optionholder upon the exercise of any Option have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), the Arizona Securities Act (the "Arizona Act") or the securities laws of any other jurisdiction, those shares will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and must be held indefinitely without any transfer, sale or other disposition unless (a) the shares are subsequently registered under the 1933 Act, the Arizona Act and the securities laws of any other applicable jurisdiction, or (b) the Optionholder obtains an opinion of counsel which is satisfactory to counsel for DenAmerica that the shares may be sold in reliance on an exemption from registration requirements. By the act of accepting an Option, Cox agrees (i) that any shares of Stock acquired will be solely for investment and not with any intention to resell or redistribute those shares and
(ii) such intention will be confirmed by an appropriate certificate at the time the Stock is acquired if requested by DenAmerica. The neglect or failure to execute such a certificate, however, shall not limit or negate the foregoing agreement.

                      (c) REGISTRATION STATEMENT. If a registration statement covering the shares of Stock issuable hereunder as filed under the Securities Exchange Act of 1933, as amended, and as declared effective by the Securities Exchange Commission (the "Registration"),

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the provisions of Sections 14(a) and (b) shall terminate during the period of time that such registration statement, as periodically amended, remains effective.

                  15. TAX WITHHOLDING.

                      (a) GENERAL. DenAmerica's obligation to deliver Stock under this Agreement shall be subject to Cox' satisfaction of all applicable federal, state and local income tax withholding requirements.

                      (b) SHARES TO PAY FOR WITHHOLDING. DenAmerica may, in its discretion and in accordance with the provisions of this Section 15(b) and such supplemental rules as it may from time to time adopt (including any applicable safe-harbor provisions of SEC Rule 16b-3), provide Cox with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by Cox in connection with the receipt of Stock ("Taxes"). Such right may be provided to Cox in either or both of the following formats:

                          (i) STOCK WITHHOLDING. Cox may be provided with the
election to have DenAmerica withhold, from the Stock otherwise issuable, a portion of those shares of Stock with an aggregate fair market value equal to the percentage of the applicable Taxes (not to exceed 100 percent) designated by Cox.

                          (ii) STOCK DELIVERY. DenAmerica may, in its
discretion, provide Cox with the election to deliver to DenAmerica, at the time the Option is exercised, one or more shares of Stock previously acquired by Cox (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage of the taxes incurred in connection with such Option exercise (not to exceed 100 percent) designated by Cox.

                  16. BINDING EFFECT. This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  17. DEFINED TERMS. All capitalized terms herein which are not otherwise defined therein shall have the same meaning ascribed to such terms in the Employment Agreement.

                  18. NOTICES. Any notice required to be given or delivered to DenAmerica under the terms of this Agreement shall be in writing and addressed to DenAmerica in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Cox at the address indicated on the signature page hereto. Any permitted assignee hereunder shall notify the other party hereto of the permitted assignee's address for purposes of this notice provision. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid return receipt requested, and properly addressed to the party to be notified.

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                  19. INTEGRATION AND MODIFICATION. This Agreement and the
Employment Agreement embody the full understanding of the parties with respect to the subject matter hereof, superseding any and all prior agreements, and no amendment or modification thereof shall be effective unless the same shall be in writing and signed by both of said parties.

                  20. GOVERNING LAW. Except as the corporate law of the State of Georgia expressly applies hereto, this Agreement shall be construed in accordance with, and governed by, the laws of the State of Arizona, without regard to application of conflicts of law principles.

                  21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement or caused it to be executed on the day and year first above written.

                                        DENAMERICA CORP.



                                        By:/s/ Jack M. Lloyd
                                           -------------------------
                                        Name:Jack M. Lloyd
                                        Its: Chief Executive Officer



                                        /s/ William G. Cox
                                        ----------------------------
                                        WILLIAM G. COX
                                        Address:
                                        2601 N. Val Vista
                                        Mesa, Arizona 85213

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